EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
2/29/2012	Purchase	$ 5.9583	1	86900
3/12/2012	Purchase	$ 5.2298	2	6400
3/13/2012	Purchase	$ 5.2189	3	10603
3/14/2012	Purchase	$ 5.2332	4	17387
3/15/2012	Purchase	$ 5.2441	5	16902
3/29/2012	Purchase	$ 5.2500		5100
4/2/2012	Purchase	$ 5.2500		100
4/3/2012	Purchase	$ 5.2314	6	26185
4/4/2012	Purchase	$ 5.1955	7	32577
4/5/2012	Purchase	$ 5.1515	8	48769
4/9/2012	Purchase	$ 5.0349	9	19624
4/10/2012	Purchase	$ 4.9803	10	45313
4/11/2012	Purchase	$ 5.0019	11	26323
4/12/2012	Purchase	$ 5.0290	12	31000
4/13/2012	Purchase	$ 4.9524	13	11800
4/16/2012	Purchase	$ 4.9503	14	30800
4/17/2012	Purchase	$ 5.0336	15	49000
4/18/2012	Purchase	$ 4.8503	16	52948
4/19/2012	Purchase	$ 4.7898	17	60515
4/20/2012	Purchase	$ 4.7995	18	29532

1	Executed at prices ranging from 5.90 - 6.00
2	Executed at prices ranging from 5.20 - 5.25
3	Executed at prices ranging from 5.19 - 5.25
4	Executed at prices ranging from 5.22 - 5.25
5	Executed at prices ranging from 5.21 - 5.25
6	Executed at prices ranging from 5.21 - 5.25
7	Executed at prices ranging from 5.18 - 5.22
8	Executed at prices ranging from 5.08 - 5.22

9	Executed at prices ranging from 5.01 - 5.05
10	Executed at prices ranging from 4.93 - 5.02
11	Executed at prices ranging from 4.93 - 5.02
12	Executed at prices ranging from 4.99 - 5.03
13	Executed at prices ranging from 4.92 - 4.98
14	Executed at prices ranging from 4.93 - 4.96
15	Executed at prices ranging from 4.99 - 5.13
16	Executed at prices ranging from 4.78 - 4.95
17	Executed at prices ranging from 4.70 - 4.86
18	Executed at prices ranging from 4.78 - 4.86